AGREEMENT TO TERMINATE
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     This Agreement to Terminate ("Termination Agreement") dated this 6th day of
November, 2000 by and among PACIFIC TELCOM, INC., an Illinois corporation ("Buyer"), EASYTEL CANADA CORPORATION, ("Buyer"), a corporation organized under the laws of the Province of Ontario (the "Corporation"), and RICHARD C. GOLDSTEIN, being the duly appointed Sellers' Representative of the Selling Shareholders ("Sellers" or "Selling Shareholders").

                                   WITNESSETH

     WHEREAS, the Buyer, the Corporation and the Selling Shareholders have entered into a Stock Purchase Agreement ("Agreement") whereby the Buyer acquired 100% of issued and outstanding shares of common stock of the Corporation;

     WHEREAS, the Agreement provides for certain circumstances and events to occur regarding Buyer's shares of common stock, the non occurrence of which gives rise to Sellers' right to terminate and unwind the Agreement and its terms.

     WHEREAS, it is mutually acknowledged by the parties that Buyer will be unable to fulfill said circumstances and events concerning its common shares of stock, to wit, that the common shares of Pacific TelCom, Inc., will be publicly tradable on or before November 15, 2000; and

     WHEREAS, the parties to the Agreement, pursuant to the exercise option of the Selling Shareholders to deem the Agreement terminated, do hereby act on their mutual best interests by the orderly and mutually agreeable termination and unwinding of said Agreement by the terms of this Termination Agreement as set forth as follows:

     1.   Acknowledgment of Rights. The parties acknowledge that it has been the
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          duty of the Buyer to complete the process of having its common  shares of stock publicly tradable on or before November 15, 2000. That pursuant to Section 4.1 of the Agreement regarding Finality, the Sellers retained the option to terminate the Agreement and to unwind and undo the subject transaction of the Agreement.

     2.   Exercise of Option.  Buyer and Sellers agree,  based upon the terms of
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          Section 4.1 of the  Agreement,  that the exercise of the option of the
          Sellers to terminate the Agreement and to undo the subject transaction is duly made by the Sellers and has been communicated to the Buyer, as a valid exercise of the option to terminate set forth in the Agreement.

     3.   Terms of Termination.
          --------------------

          3.1  Return  of  Selling   Shareholders   Shares.   Pursuant  to  this
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               Termination  Agreement,  the Buyer  shall cause the return of the certificates representing the outstanding common shares purchased by the Buyer described in Section 3.2 of the Agreement. Buyer shall direct the Transfer Agent of the Buyer to forward said shares in a manner consistent with this Termination Agreement.

          3.2  Return of Purchase Price.
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               3.2.1No Return of Payment of Cash. Pursuant to Section 2.2 of the
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                    Agreement,  Buyer  has  previously  paid  to  Seller  in  US dollars, the sum of One Hundred Thousand Dollars ($100,000). The parties acknowledge that the entirety of this sum has been applied to the expenses and costs of the operation of the Corporation, in the ordinary course of business. Buyer and Seller agree that there shall be no return of this portion of the payment pursuant to Section 2.2 and that Buyer shall have no right to an accounting thereof.

               3.2.2Return of Payment of Common Stock.  Pursuant to the terms of
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                    this Termination Agreement, the Selling Shareholders, by the
                    Sellers' Representative, shall cause the return of the certificates representing Buyer's payment in common stock of the Pacific TelCom, Inc., to the Buyer, at the offices of the Secretary of Buyer. Payment of certificates in the amount of One Million Shares, shall be duly endorsed by the respective Selling Shareholder in a form acceptable to the Buyer.

               3.3  Goods and Services  Tax Credit.  The Buyer shall be eligible
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                    to recover  from the  Sellers a pro rata  portion of any tax refund to the Corporation resulting from the Goods and Services Tax for its fiscal year ending March 31, 2001, if any.

               3.4  Returning of Control Operations. On the Closing Date of this
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                    Termination Agreement,  Buyer shall relinquish all corporate control of the Corporation and its operations to the Sellers.

               3.5  Separation of Management.  From the Closing Date henceforth,
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                    all officers and employees of the Corporation shall cease to be employed in any capacity by the Buyer. Any officer of the Corporation serving on the Board of Directors of the Buyer shall execute a resignation effective as of the Closing Date and Sellers shall deliver such resignations at Closing.

               3.6  Resulting Joint Venture. To the extent that Buyer has failed
                    -------------------------
                    to capitalize the installation of telecommunications switches in four new cities in Canada, no resulting joint venture shall survive from the Closing of this Termination Agreement. Sellers shall be entitled to all revenues from the Corporation's operations from the Closing Date forward.

               3.7  Liabilities.  From the Closing  Date,  the Sellers  shall be
                    ------------
                    solely responsible for the liabilities incurred by the Corporation.

               3.8  Conveyance of Title to  Properties.  AS of the Closing Date,
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                    the Buyer hereby reconveys to the Corporation,  on behalf of the Sellers, title to all properties conveyed by the Agreement.

               3.9  Closing.  The parties shall meet at 1:00 p.m. on November 6,
                    --------
                    2000 at the offices of the Buyer at Pacific TelCom, Inc., Fountain View Business Park, 4270 S. Decatur Blvd., Ste. A-9, Las Vegas, NV 89103, to conduct the Closing hereunder.

     4.   Authorizations.  All  actions  undertaken  on the part of  Buyer,  the
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          Corporation   and  the  Selling   Shareholders   to  enter  into  this
          Termination Agreement have been duly and fully authorized on the part of each party.

     5.   Closing Tax Returns.  All federal and Provincial tax returns  required
          --------------------
          to be filed as a result of this Termination Agreement shall be done so by the parties and each shall cooperate to effectuate the same on a timely basis.

     6.   Mutual General  Release.  In consideration of the mutual covenants and
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          Agreements made hereunder, Buyer, the Corporation, the Sellers and the
          Shareholders' Representative on behalf of the Selling Shareholders, and each of their shareholders, directors, officers, representatives, attorneys and employees, past, present and future, individually and collectively release each and every other party for any and all causes of actions, claims, demands, and liabilities each party has or now has, by reason of any matter or cause whatsoever arising from or in any way connected to the Agreement or this Termination Agreement.

     7.   General Provisions.
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          7.1  Expenses.  Each party  hereto shall pay all of their own expenses
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               related  to the  transactions  contemplated  by this  Termination
               Agreement, including the fees and expenses of their respective counsels, accountants, transfer agents and financial advisers.

          7.2  Governing  Law.  The  interpretation  and  construction  of  this
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               Agreement  and all matters  relating  hereto shall be governed by the laws of the State of Illinois relating to contracts made and to be performed in Illinois.

          7.3  Captions.  The article and section  captions  used herein are for
               --------
               reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          7.4  Publicity.  Prior to the Closing Date, none of the parties hereto
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               shall issue any press release or make any other  statement to the press or media relating to the Agreement or the matters contained therein.

          7.5  Notices. All notices,  requests, demands and other communications
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               required or  permitted  hereunder  will be in writing and will be deemed to have been duly given when delivered by hand or by air express courier.

          If  to  the  Buyer:  Pacific  TelCom,  Inc.
                                4270  S.  Decatur  Blvd.,  Ste.  A-9
                                Las  Vegas,  NV  89103
          Attention:  Bill  J.  Angelos

          With  a  copy  to:    Kenneth  G.  Mason
                                General  Counsel
                                33  N.  LaSalle  St.,  Ste.  2131
                                Chicago,  IL  60602

          If to the Sellers to: Richard  C.  Goldstein
                                EasyTel  Canada
                                18  King  Street  East,  Ste.  1402
                                Toronto,  Ontario  M5C1C4
                                Canada

          With  a  copy  to:    Barry  M.  Polisuk
                                Garfinkle,  Biderman
                                1  Adelaide  St.  East  #1401
                                Toronto,  ON  M5C2V9

          7.6  Entire   Agreement.    This   Agreement   contains   the   entire
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               understanding  between and among the parties and  supersedes  any prior understandings and agreements among them respecting the subject matter of this Agreement.

          7.7  Savings  Clause.  If any  provision  of  this  Agreement,  or the
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               application  of such  provision  to any  person or  circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first written above.

PACIFIC  TELCOM,  INC.                    EASYTEL  CANADA  CORPORATION
an  Illinois  Corporation                 an  Ontario
Corporation


By:____________________________           By:______________________________
     Bill J. Angelos, President              Richard C.Goldstein, President


Selling  Shareholders


By:____________________________
     Richard  C.  Goldstein
     Sellers' Representative